Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039

Celanese Corporation Hosts 2012 Technology Day for Investors;
Highlights Technology-Enabled and Customer-Focused Growth Strategies

DALLAS, September 20, 2012 --- Celanese Corporation (NYSE:CE), a global technology and specialty materials company, today will showcase its current and developing technology platforms at its Technology Day for investors in Houston, Texas. These platforms build on the company's capabilities and will enable it to deliver higher, more consistent growth. The conference, hosted by Mark Rohr, chairman and chief executive officer, will be webcast live on www.celanese.com beginning at 9:00 a.m. Eastern time. Following the conference, investors will tour Celanese's Clear Lake, Texas facility, including the TCX® ethanol technology development unit.
"Technology will help drive Celanese's future growth and transformation. Celanese's leading industry positions are based on unique technology platforms throughout our portfolio of businesses. These platforms are focused on developing advantaged cost positions as well as differentiated solutions based on customer needs," Rohr said. "In particular, Celanese's technology platforms allow us to address global trends like resource scarcity, the growing middle class, increased environmental awareness, technology trends, and safety, health and wellness. Our ability to use current and develop new technologies is expected to result in a stronger growth profile with lower earnings volatility and higher returns on capital, ultimately driving increased shareholder value."
At today's conference, Celanese will highlight its AOPlus® Technology and TCX® Technology. AOPlus® Technology provides the company with an unmatched cost advantage in its production of acetic acid and derivatives along with increased product optionality and significant additional growth opportunities. Building on its acetic acid technology platform, TCX® Technology allows Celanese to produce ethanol at the lowest cost compared to alternative liquid fuel technologies. The company will provide an update on the progress of its commercialization efforts in ethanol and showcase the TCX® Technology development unit, which supports the company's continuing technology development in both industrial-grade and fuel ethanol.
The company will also demonstrate how it combines advanced chemistry with engineering and application expertise to develop customer-focused solutions that address global macro trends and access broad opportunities for growth, including:

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The company's expertise in highly engineered polymers which enables automakers to reduce weight and meet increasing fuel efficiency standards and assists technology equipment makers in responding to customer demands for increased mobility and functionality

•	Celanese's recently announced CelFXTM matrix technology which creates a matrix structure to support product innovation in filter media

•	The company's unique SunsationSM sweetening technology platform which allows beverage makers to respond to health and wellness needs by reducing calories without sacrificing taste

The conference will be available by webcast on www.celanese.com in the investor section. Presentation materials will be available approximately 30 minutes prior to the start of the webcast. A replay of the conference will also be available on www.celanese.com in the investor section following the conference.
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Contacts:
Investor Relations        Media Relations
Jon Puckett            Linda Beheler
Phone: +1 972 443 4965        Phone: +1 972 443 4924
Telefax: +1 972 443 8519        Telefax: +1 972 443 8519
Jon.Puckett@celanese.com    Linda.Beheler@celanese.com

About Celanese
Celanese Corporation is a global technology leader in the production of specialty materials and chemical products that are used in most major industries and consumer applications. Our products, essential to everyday living, are manufactured in North America, Europe and Asia. Known for operational excellence, sustainability and premier safety performance, Celanese delivers value to customers around the globe with best-in-class technologies. Based in Dallas, Texas, the company employs approximately 7,600 employees worldwide and had 2011 net sales of $6.8 billion, with approximately 73% generated outside of North America. For more information about Celanese Corporation and its global product offerings, visit www.celanese.com or the company's blog at www.celaneseblog.com.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include information concerning the company's plans, objectives, goals, strategies, capital expenditures, financing needs and other information that is not historical information.  When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will,” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements are based upon current expectations and beliefs and various assumptions, including the proposed plant construction.  There can be no assurance that the company will realize these expectations or that these beliefs will prove correct.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release, including with respect to the plant.  Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the company's filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.